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                                                                   Exhibit 99.1

                          SECURITIES PURCHASE AGREEMENT



                          DATED AS OF SEPTEMBER 17,1999



                                 BY AND BETWEEN



                         AVANT IMMUNOTHERAPEUTICS, INC.



                                       AND



           THE PURCHASERS NAMED ON THE SIGNATURE PAGES ATTACHED HERETO
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                                TABLE OF CONTENTS

                                                                            Page

1.   DEFINITIONS...............................................................2

2.   PURCHASE AND SALE; PURCHASE PRICE.........................................5

3.   REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE PURCHASERS............6

4.   REPRESENTATIONS, WARRANTIES, COVENANTS, ETC.
     OF THE COMPANY............................................................8

5.   CERTAIN COVENANTS........................................................13

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL...........................14

7.   CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE.....................14

8.   REGISTRATION RIGHTS......................................................15

9.   INDEMNIFICATION AND CONTRIBUTION.........................................20

10.  MISCELLANEOUS............................................................22


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      THIS SECURITIES PURCHASE AGREEMENT, dated as of September 17, 1999 (this
"Agreement"), by and between AVANT IMMUNOTHERAPEUTICS, INC., a Delaware corporation, with headquarters located at 119 Fourth Avenue, Needham, MA 02494 (the "Company"), and each of the purchasers set forth on the signature pages attached hereto (each a "Purchaser," and collectively, the "Purchasers").

                                 W I T N E S S E T H:

WHEREAS,

(A) The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions set forth in this Agreement, shares (the "Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock"), that will result in the receipt by the Company of aggregate gross proceeds of approximately US$10,000,000 or more; and

(B) Each Purchaser wishes to purchase, upon the terms and conditions stated in this Agreement, the number of Shares set forth opposite its name on the signature pages attached hereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 DEFINITIONS

1.1 The following terms used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Aggregate Purchase Price" means the aggregate price paid to the Company for the Shares by the Purchasers.

"Blackout Period" means any period that the Company notifies the Investors that they are required, pursuant to Section 8.4(d) hereof, to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8.2(e)(ii) hereof during which period, by reason of Section 8.2(e)(ii) hereof, the Company is not required to amend the Registration Statement or to supplement the Prospectus; provided, however, that the total number of days of all Blackout Periods in the aggregate may not exceed 60 Trading Days in any 12-month period.

"Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York or London, England are authorized or required by law or executive order to remain closed.

"Claims" means any losses, claims, damages, liabilities or expenses (joint or several) incurred by a Person.

"Closing Date" means 4:00 p.m., New York City time, on September 21, 1999, or such other time and date as the parties hereto may agree on.

"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and published interpretations thereof.

"Disclosure Schedule" means the Disclosure Schedule prepared by the Company and furnished to the Purchasers prior to the date of execution and delivery of this Agreement by the Purchasers.


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Items disclosed in response to a particular Section of this Agreement in the
Disclosure Schedule will be deemed disclosed for purposes of other Sections as applicable without cross-references.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder and published interpretations thereof.

"Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers; or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

"Indemnified Person" means each Investor who holds Registrable Securities and each Investor who sells such Registrable Securities in the manner permitted under this Agreement; the directors, if any, of such Investor; the officers, if any, of such Investor; each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act; any underwriter acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus included in the Registration Statement; the directors, if any, of such underwriter and the officers, if any, of such underwriter; and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

"Inspector" means any attorney, accountant or other agent reasonably acceptable to the Company retained by an Investor for the purposes provided in Section 8.2(i) hereof.

"Investors" means the Purchasers and any Permitted Transferee or assignee who agrees to become bound by the provisions of Section 8 of this Agreement.

"Material Adverse Effect" means any material adverse effect on the business, operations, assets, condition (financial or other) or prospects of the Company and its Subsidiaries taken as a whole.

"Nasdaq" means the Nasdaq Stock Market.

"NASD" means the National Association of Securities Dealers, Inc.

"Nomura" means, individually and collectively, Nomura International plc and Nomura Securities International, Inc.

"Nomura Affiliates" includes The Nomura Securities Co., Ltd., or any company in relationship to which The Nomura Securities Co., Ltd. is entitled to exercise, or control the exercise, of 15% or more of the voting rights (including Nomura International plc and Nomura Securities International, Inc.), and their respective officers, directors and agents.

"1933 Act" means the Securities Act of 1933, as amended.

"1934 Act" means the Securities Exchange Act of 1934, as amended.

"Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated government, governmental agency or political subdivision.

"Prospectus" means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto.


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"Questionnaire" means the Purchaser Questionnaire in the form of Annex A hereto completed by each Purchaser.

"Permitted Transferee" means any Person who is (a) an "accredited investor" as defined in Regulation D, or (b) a purchaser who is not a U.S. person within the meaning of Regulation S, or (c) any other transferee of the Shares as permitted under the securities law of the United States.

"Record" means all pertinent financial and other records, pertinent corporate documents and properties of the Company subject to inspection for the purposes provided in Section 8.2(i) of this Agreement.

"register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 thereunder, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

"Registration Period" means the period from the SEC Effective Date to the earlier of (i) the date which is two years after the Closing Date and (ii) the date on which the Investors no longer own any Registrable Securities.

"Registrable Securities" means the Shares and any other securities issued to holders of such Shares upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

"Registration Statement" means a registration statement on Form S-3 of the Company under the 1933 Act which names the Investors as selling stockholders.

"Rule 144" means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of any securities to sell securities of the Company to the public without registration under the 1933 Act.

"Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

"Regulation D" means Regulation D under the 1933 Act.

"Regulation S" means Regulation S under the 1933 Act.

"SEC" means the United States Securities and Exchange Commission.

"SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

"SEC Filing Date" means the date the Registration Statement is first filed with the SEC pursuant to Section 8 of this Agreement.

"SEC Reports" means all periodic and other reports filed by the Company with the SEC pursuant to the 1933 Act and 1934 Act subsequent to January 1, 1998 and prior to the date hereof, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

"Subsidiary" means T Cell Diagnostics, Inc., a Delaware corporation which is the only other entity of which a majority of the capital stock or other ownership interests having ordinary voting


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power to elect a majority of the board of directors or other persons performing similar functions are at this time directly or indirectly owned by the Company.

"Trading Day" means at any time a day on which any of a national securities exchange, Nasdaq or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

"Violation" means:

(a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading;

(c) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law;

(d) any breach or alleged breach by any Person other than the Purchasers of any representation, warranty, covenant, agreement or obligation under the terms of this Agreement; or

(e) any breach or alleged breach by any Investor of any representation, warranty, covenant, agreement or obligation under the terms of this Agreement.

2 PURCHASE AND SALE; PURCHASE PRICE

2.1 Sale and Purchase of the Shares Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, at the Closing the Company agrees to sell to each Purchaser and each Purchaser hereby agrees to purchase, that number of Shares of Common Stock set forth opposite the name of such Purchaser on the signature pages attached hereto, at the respective purchase price (the "Purchase Price") set forth opposite the name of such Purchaser on the signature pages attached hereto. The price per share to be sold under this Agreement will be US$1.92.

2.2 Closing The closing of the purchase and sale of the Shares (the "Closing") will take place at the offices of Weil, Gotshal & Manges LLP, New York, New York on the Closing Date or at such other place as the parties hereto may agree upon. The Closing shall occur when (a) the Company shall have delivered to Weil, Gotshal & Manges LLP on behalf of the Purchasers share certificates representing the Shares to be issued to the Purchasers; and (b) each of the Purchasers has placed an amount equal to the Purchase Price set forth opposite the name of such Purchaser on the signature pages attached hereto, in an escrow account established by Weil, Gotshal & Manges LLP at Morgan Guaranty Trust Company, 500 Stanton Christiana, Newark, Delaware 19713-2107 ; ABA Number: 031-100-238; Account Name: Weil, Gotshal & Manges LLP Special Account; Account Number:
158-37-474; Reference: 65579/0041 (the "Escrow Account"). On the Closing Date, there shall be released to each Purchaser one or more certificates registered in the name of that Purchaser representing the number of shares of Common Stock purchased by it


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as set forth on the signature pages attached hereto, and all funds in the Escrow
Account shall be released to the Company pursuant to the Company's instructions; provided that the amounts payable to Nomura in connection with the transactions contemplated hereby and the fees and expenses of counsel of the Purchasers as contemplated by Section 10.11 shall be deducted from such amount.

3 REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE PURCHASERS

Each of the Purchasers severally, and not jointly, represents and warrants to, and covenants and agrees with, the Company as follows:

3.1 Purchaser Status The Purchaser is either (a) an "accredited investor," as that term is defined in Rule 501(a) of Regulation D or (b) a purchaser who is not a U.S. person within the meaning of Regulation S.

3.2 Investor Suitability The Purchaser is purchasing the Shares for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof Each Purchaser that is a U.S. person within the meaning of Regulation S further acknowledges that
(i) its commitment to purchase the Shares is reasonable in relation to its net worth; (ii) it has the requisite knowledge or has relied upon the advice of its own counsel, accountants or others, each of whom qualifies as an investor representative with regard to all of the considerations involved in purchasing the Shares; (iii) it is aware that the right to transfer the Shares is restricted as set forth herein; (iv) it has the financial ability to bear the economic risk of the investment in the Company (including the complete loss of the entire investment), adequate means of providing for its current and anticipated needs and personal contingencies, if any, and no need for liquidity with respect to its investment in the Company; and (v) its overall commitment to investments that are not readily marketable is not disproportionate to its net worth and its purchasing of the Shares will not cause such overall commitment to become excessive.

3.3 Resale Restrictions

(a) Each of the Purchasers understands and acknowledges that (i) the sale or resale of the Shares has not been and, except as otherwise provided herein, is not being, registered under the 1933 Act or any applicable state securities laws, and the Shares may not be transferred unless (a) the Shares are sold pursuant to an effective registration statement under the 1933 Act, (b) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Shares are sold or transferred to an "affiliate" (as defined in Rule 144 (or a successor rule)) of the Purchaser who agrees to sell or otherwise transfer the Shares only in accordance with this Section 3.3 and who is an accredited investor or (d) the Shares are sold pursuant to Rule 144 or in reliance on Regulation S; (ii) any sale of such Shares made in reliance on Rule 144 or Regulation S may be made only in accordance with the terms of said Rule or Regulation and, further, if said Rule or Regulation is not applicable, any resale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each


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      case, other than as provided herein). Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(b) Each of the Purchasers understands and acknowledges that (i) the Shares are deemed to be "restricted securities" as defined in Rule 144 and will continue to be deemed to be "restricted securities" notwithstanding any resale of the Shares pursuant to Regulation S and (ii) it will not engage in hedging transactions involving the Common Stock otherwise than in compliance with the 1933 Act.

(c) Each of the Purchasers understands and acknowledges that until such time as the Shares have been sold pursuant to an effective registration statement under the 1933 Act or may otherwise be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

            "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). The Shares may not be resold, transferred or assigned except in accordance with the provisions of Regulation S under the 1933 Act, pursuant to the registration requirements of the 1933 Act or pursuant to an available exemption from registration. Hedging transactions involving the common stock of the issuer of the Shares may not be conducted except in compliance with the 1933 Act."

      The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Shares are sold under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the 1933 Act and such sale or transfer is effected. The Purchaser agrees to sell all Shares, including those represented by a certificate from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

3.4 Absence of Approvals The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

3.5 Information Provided The Purchaser and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the sale of the Shares deemed relevant by them; the Purchaser and its advisors have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Shares and the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and have received satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Purchaser has had the opportunity to obtain and to review the SEC Reports and the Disclosure Schedule. In connection with its decision to purchase the Shares, the Purchaser has relied solely upon the SEC Reports, the


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Disclosure Schedule, the representations, warranties, covenants and agreements of the Company set forth in this Agreement, as well as any investigation of the Company completed by the Purchaser or its advisors. The Purchaser understands that its investment in the Securities involves a high degree of risk.

3.6 Due Authorization The Purchaser has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by the Purchaser in connection herewith and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly authorized, duly executed and delivered by the Purchaser and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

4 REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY

The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule, the following matters are true and correct on the date of execution and delivery of this Agreement and will be true and correct on the Closing Date, and the Company covenants and agrees with the Purchasers as follows:

4.1 Organization and Authority The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted and (ii) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a Material Adverse Effect.

4.2 Capitalization The authorized capital of the Company consists of 75,000,000 shares of Common Stock, of which 42,533,535 shares were outstanding on June 30, 1999; (ii) 1,163,102 shares of Class B Preferred Stock, $2.00 par value, none of which are outstanding; and (iii) 3,000,000 shares of Class C Preferred Stock, $.01 par value, of which 350,000 have been designated Class C-1 Junior Participating Cumulative Preferred Stock, none of which are outstanding. The Company is, directly or indirectly, the registered and beneficial owner of all of the outstanding shares of capital stock of each of its Subsidiaries. Except as set forth on the Disclosure Schedule, there are no outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into or exchangeable for, Common Stock or other capital stock of the Company or its Subsidiaries, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or its Subsidiaries or any such options, warrants, rights or other securities. All of such outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and all of such options, warrants and other rights have been duly authorized by the Company and such Subsidiary. None of the outstanding shares of capital stock and options, warrants and other rights to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company or any Subsidiary. The offers and sales of the outstanding shares of capital stock of the Company and options, warrants and other rights to acquire Common Stock or other capital stock of the Company were at all relevant times


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either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the securities of the Company or any of its Subsidiaries has any rights ("demand," "piggy-back" or otherwise), to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement.

4.3 The Shares and the Common Stock The Shares have been duly authorized, and when validly issued and delivered to the Purchasers by the Company against payment of the consideration set forth herein, will be fully paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares. The Common Stock is listed for trading on Nasdaq and (i) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (ii) the Company has not been notified by the NASD of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (iii) no suspension of trading in the Common Stock is in effect. The Company knows of no reason why the Shares will not be eligible for listing on Nasdaq.

4.4 Corporate Authorization The Company's execution, delivery and performance of this Agreement has been duly and validly authorized by all requisite corporate action by the Company and, assuming due execution and delivery by the Purchasers, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

4.5 Non-contravention The execution and delivery of this Agreement by the Company and the consummation by the Company of the sale of the Shares and the other transactions contemplated by this Agreement do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any provision of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries; (ii) conflict with or result in a breach by the Company or any of its Subsidiaries of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound or affected; (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets; or (iv) violate or contravene any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company to make use thereof.

4.6 Approvals No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement and sale of the Shares as contemplated by this Agreement, other than (i) registration of the resale of the Shares under the 1933 Act as contemplated by Section 8 hereof, (ii) as may be required under applicable state securities or "blue sky" laws and (iii) filing one or more Forms D with respect to the Securities as required under Regulation D.


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4.7 Information Provided The documents listed on the Disclosure Schedule provided by or on behalf of the Company to the Purchasers do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4.7, any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4.7 to the extent that a statement in any document included in such documents which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

4.8 SEC Filings The Company has timely filed all reports required to be filed under the 1933 Act and the 1934 Act with the SEC since January 1, 1998. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Shares by the Purchasers and any other Investors and will use its best efforts to maintain S-3 status with the SEC during the Registration Period.

4.9 Liabilities Except as and to the extent disclosed, reflected or reserved against in the SEC Reports or in the financial statements of the Company and the notes thereto included in the SEC Reports, the Company has no material (individually or in the aggregate) liability, debt or obligation whether accrued, absolute, contingent or otherwise, and whether due or to become due that are required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States. Subsequent to December 31, 1998, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever that are, individually or in the aggregate, material to the Company that are required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States.

4.10 Conduct of Business Except as set forth in the SEC Reports, since December 31, 1998 there has been no Material Adverse Effect and neither the Company nor any of its Subsidiaries has (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on such date; or (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock. Except as disclosed in the SEC Reports, the Company and its Subsidiaries own, possess or have obtained all governmental, administrative and third-party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate their properties, whether tangible or intangible, and to conduct their business or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a Material Adverse Effect.

4.11 Absence of Certain Proceedings Except as described in the SEC Reports or as set forth on the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement. The Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the SEC Effective Date except as set forth in the Disclosure Schedule; and to the best of the Company's knowledge there is not pending or contemplated, and there has been no, investigation by the SEC involving the Company or any current director or officer of the Company.

4.12 Intellectual Property Except as set forth on the Disclosure Schedule, the Company (i) owns or has the valid and legal right to use all patent rights, trademarks, trade names, service marks, logos, copyrights, formulas, methods and processes (hereinafter referred to as "Intangible Property") currently used in connection with the conducts of its businesses; (ii) does not knowingly or wilfully infringe upon the proprietary rights of others; (iii) has listed on the Disclosure Schedule, to the best of its knowledge and ability, all patents, patent applications, registered trademarks, trademark applications, trade names, in which it has an ownership or licensed interest. Except as otherwise set forth on the Disclosure Schedule, no royalties or fees payable by the Company to any Person by reason of the ownership or use of any Intangible Property has not been paid. To the best of its knowledge and belief, all items of Intangible Property are valid and in good standing, and are adequate and sufficient to permit the Company to conduct its business as presently conducted, and no other rights of any kind in respect of the Intangible Property are required by the Company for its operations as currently conducted. Except as set forth in the Disclosure Schedule, the Company has the sole and exclusive right to use the Intangible Property; all rights granted to other Persons to use the Intangible Property owned or controlled by the Company are listed on the Disclosure Schedule. Except as set forth in the Disclosure Schedule, the Company is unaware of any present infringement upon the Intangible Property. Except as set forth in the Disclosure Schedule, the Company, to the best of its knowledge, is unaware of any claim or charge by any other Person that the Company infringes upon the intellectual property rights of such Person or is in conflict with any rights or properties owned by another Person.

4.13 Internal Accounting Controls The Company and its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.14 Compliance with Law The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted, except those the absence of which would not have a Material Adverse Effect (collectively, the "Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, except where such violation would not individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that would reasonably be expected to lead to such a claim.

4.15 Properties The Company and its Subsidiaries have good and marketable title to all property, real and personal (tangible and intangible), and other assets owned by it and them which are individually or in the aggregate material to the Company, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the

SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company. To the best of the Company's knowledge, the leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal (which, individually or in the aggregate, are material to the Company) are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company. The Company has not received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

4.16 Insurance The Company maintains insurance against loss or damage by fire or other casualty and such other insurance, including, but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate consistent with industry practice for the conduct of its business and the value of its properties.

4.17 Tax Matters The Company has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a Material Adverse Effect.

4.18 Investment Company The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

4.19 Absence of Brokers, Finders, etc. No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement other than Nomura International plc/Nomura Securities Inc.; and the Company shall pay, and indemnify and hold harmless the Purchasers from, any claim made against the Purchasers by such entity or any other Person for any such commission, fee or other compensation.

4.20 No General Solicitation No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Shares or in connection with the offer and sale of the Shares. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Shares or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person so as thereby to cause the issuance or sale of any of the Shares to be in violation of any of the provisions of Section 5 of the 1933 Act.

4.21 No Directed Selling Efforts The Company has not engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the sale of the Shares under this Agreement.

4.22 No Integration The Company has not sold, offered to sell, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the 1933 Act) that is or could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the 1933 Act.

4.23 Stop Transfers The Company will not register any transfer of the Shares not made pursuant to the provisions of Regulation S, pursuant to the registration requirements of the 1933 Act or pursuant to an available exemption from registration under the 1933 Act.

4.24 No Registration Assuming the accuracy of the representations, warranties made by, and compliance with the covenants of, the Purchasers in Section 3 hereof, no registration of the Shares under the 1933 Act is required in connection with the sale of the Shares to the Purchasers as contemplated by this Agreement.

5 CERTAIN COVENANTS

5.1 Nasdaq; Reporting Status The Company shall use its best efforts to take such actions as may be necessary and as soon as practicable and in no event later than 30 days after the Closing Date to file with Nasdaq an application or other document required by Nasdaq for the listing of the Shares with Nasdaq and shall provide evidence of such filing to the Purchasers. So long as any of the Purchasers beneficially own any portion of the Shares, the Company will use its best efforts to maintain the inclusion of the Common Stock on Nasdaq or the listing of the Common Stock on a national securities exchange; provided, however, that this will not restrict the Company from engaging in any transaction which results in all of the capital stock of the Company being acquired in a business combination or other acquisition transaction. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; provided, however, that this will not restrict the Company from engaging in any transaction which results in all of the outstanding capital stock of the Company being acquired in a business combination or other acquisition transaction. During the Registration Period, the Company shall furnish to the Purchasers copies of all reports and other information filed by the Company with the SEC pursuant to Sections 13, 14(a), 14(c) and 15(d) of the 1934 Act promptly.

5.2 Form D The Company agrees to file one or more Forms D with respect to the Shares on a timely basis as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Purchasers promptly after such filing.

5.3 State Securities Laws On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain, an exemption for the Shares under such of the securities laws of United States jurisdictions as shall be necessary to qualify, or to obtain an exemption from, the sale of the Shares. The Company shall furnish the Purchasers with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

5.4 Certain Future Financings and Related Actions

(a) The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the 1933
      Act) that is or could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the 1933 Act.

(b) The Company shall not offer, sell, contract to sell or issue (or engage any Person to assist the Company in taking any such action) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock at a price below the market price of the Common Stock during the period from the date of this Agreement to the SEC Effective Date; provided, however, that nothing in this Section

      5.4(b) shall prohibit the Company from issuing securities (v) pursuant to compensation plans for employees, directors, officers, advisors or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement; (w) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement; (x) pursuant to a public offering underwritten on a firm commitment basis registered under the 1933 Act; (y) for the purpose of funding the acquisition of securities or assets of any entity in a single transaction or a series of related transactions; or (z) pursuant to a strategic partnership or alliance or similar commercial agreement (including licensing and similar arrangements) between the Company and industry participants.

5.5 Use of Proceeds When commercially feasible and so long as it is in the best interests of the Company in its management's judgement, the Company will use the majority of the net proceeds hereof (after deducting legal, marketing and other miscellaneous expenses in connection with the sale of the Shares) to fund TP10 clinical trials for pediatric patients. The remaining net proceeds will be used to fund working capital needs and operating expenses.

6 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

The Purchasers understand that the Company's obligation to sell the Shares to the Purchasers pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a) the delivery by each of the Purchasers to the Escrow Account of an amount equal to the Purchase Price as set forth opposite its name on the signature pages attached hereto;

(b) on the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(c) the representations and warranties of the Purchasers contained in this Agreement and in the Questionnaire shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Purchasers shall have performed all covenants and agreements of the Purchasers required to be performed by the Purchasers on or before the Closing Date.

7 CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE

The Company understands that the Purchasers' obligation to purchase the Shares is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Purchasers in their sole discretion):

(a) delivery by the Company to the Escrow Account of the share certificates representing the Shares in accordance with this Agreement;

(b) on the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(c) the representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date;

(d) the Company shall have delivered to the Purchasers its certificate, dated the Closing Date, duly executed by its Chief Executive Officer to the effect set forth in subparagraphs (b) and (c) of this Section 7;

(e) the receipt by the Purchasers of a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Company certifying (i) the Certificate of Incorporation and ByLaws of the Company as in effect on the Closing Date, (ii) all resolutions of the board of directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (iii) such other matters as are reasonably requested by the Purchasers;

(f) on the Closing Date, the Purchasers shall have received an opinion of Goodwin, Procter & Hoar LLP, counsel for the Company, dated the Closing Date, addressed to the Purchasers, in form, scope and substance reasonably satisfactory to the Purchasers, substantially in the form of Annex B hereto; and

(g) on the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the Commonwealth of Massachusetts or the State of New York shall not have been declared by either federal or state authorities.

8 REGISTRATION RIGHTS

8.1 Mandatory Registration

(a) The Company shall prepare and, on or prior to the date which is 30 days after the Closing Date, file with the SEC a Registration Statement on Form S-3 which on the SEC Filing Date covers the resale by the Purchasers of the Registrable Securities by the Purchasers from time to time.

(b) Prior to the SEC Effective Date and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (i) any registration statement on Form S-8 and (ii) any registration statement or amendment that the Company is required to file or as to which the Company is required to request acceleration pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

8.2 Obligations of the Company In connection with the registration of the Registrable Securities, the Company shall:

(a)   use its best efforts to cause the Registration Statement referred to in
      Section 8.1(a) to become effective as promptly as possible after the Closing Date, and keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration

      Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request; provided, however, that if the Company determines that a development which has not been publicly disclosed and which occurred subsequent to the date of execution and delivery of this Agreement and prior to the SEC Effective Date would require public disclosure prior to the Registration Statement being declared effective and that such public disclosure at such time would not be in the best interests of the Company, the Company may refrain from making such public disclosure for up to 40 consecutive Trading Days and by so refraining from making such public disclosure the Company shall not be deemed to have failed to use its best efforts and in connection therewith the Company shall not be obligated to submit an acceleration request for the Registration Statement during the period the Company refrains from making such public disclosure in accordance with this provision. The Company represents and warrants to the Investors that (i) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8.2(c) hereof, any Investor is entitled to sell Registrable Securities pursuant to the Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(b) subject to Sections 8.2(a) and (e) hereof, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

(c) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel, (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, (ii) each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion thereof that contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which the Purchasers hereby agree to keep as a confidential Record in accordance with Section 8.2(i) hereof such number of copies of a Prospectus and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(d) subject to Section 8.2(e) hereof, use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such United States jurisdictions as the Investors who hold a majority in interest of the Registrable Securities reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions;

(e)   (i)   subject to Section 8.2(e)(ii) hereof, as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of an event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from an Investor of new or additional information about an Investor or its intended plan of distribution of its Shares, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

      (ii) notwithstanding Section 8.2(e)(i) above, if at any time the Company notifies the Investors as contemplated by Section 8.2(e)(i) that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period;

(f) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

(g) permit the Investors who hold Registrable Securities being included in the Registration Statement, at such Investors' sole cost and expense (except as otherwise specifically provided in Section 10.11 hereof to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least three Business Days prior to their filing with the SEC; provided, however, that all comments by such Investors shall be given to Weil, Gotshal & Manges (or such other counsel as designated by Investors who hold a majority in interest of the Registrable Securities proposed to be offered) to convey to the Company;

(h) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the SEC Effective Date;

(i) make available for inspection by any Investor and any Inspectors retained by any such Investor at such Investor's sole expense, all Records as shall be reasonably necessary to enable each Investor to exercise its due diligence responsibility with respect to Section 11 of the 1933 Act as it relates to the Registration Statement or any amendment thereof, and cause the Company's officers to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement unless and for so long as the Company has the right to decide not to make such disclosure under the terms of this Agreement, (2) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement; provided further, however, that each Investor understands that in the course of exercising the rights provided in this Section 8(2)(i) such Investor may come into possession of material non-public information about the Company and that by reason of the requirements of the 1934 Act any such Investor who possesses such material nonpublic information may be restricted in making purchases and sales of the Common Stock unless such information has been publicly disclosed. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 8(2)(i). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (A) disclosure of such information is necessary to comply with federal or state securities laws,
      (B) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (C) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (D) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(j) use its best efforts to cause all the Registrable Securities covered by the Registration Statement as of the SEC Effective Date to be listed on Nasdaq or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

(k) cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request.

8.3 Penalty for Delay of Registration Statement's Effective Date In the event the Registration Statement has not (i) been filed with the SEC within 30 days after the Closing Date or (ii) become effective within 120 days after the initial filing thereof, for all or part of each thirty (30) day period (a "Penalty Period") during which the Shares remain unregistered, the Company shall issue or pay, as applicable, to the Purchasers within three (3) Trading Days of the end of each such Penalty Period, at the Purchaser's election, either: (i) a number of additional shares of Common Stock equal to (A) 0.5% for the first Penalty Period, (B) 1.0% for the second Penalty Period and (C) 1.5% for the third Penalty Period and any subsequent Penalty Period until the SEC Effective Date (the "Payment Amount") of the Aggregate Purchase Price paid for all Shares purchased by such Purchasers hereunder, divided by the Market Value (as defined hereinafter), as of the last trading day of the Penalty Period, of a share of Common Stock (the "Penalty Shares") or (ii) a cash payment equal to the Payment Amount; provided, however, that in no event will the number of Shares issued pursuant to this Agreement in the aggregate exceed 19.9% of the total number of shares of Common Stock outstanding on the Closing Date (the "Maximum Percentage"), and if such number of Shares to be issued pursuant to this Agreement in the aggregate exceeds the Maximum Percentage, the Company shall pay the Purchasers a cash payment equal to the Market Value, as of the last trading day of the Penalty Period, of a share of Common Stock multiplied by the number of Penalty Shares which would have resulted in exceeding the Maximum Percentage; and provided further, however, that in no event shall the total amount of all payments under this Section (whether consisting of Penalty Shares or cash) exceed 7.5% of the aggregate Purchase Price paid for all Shares purchased by such Purchasers hereunder, with Penalty Shares valued as of the date of issuance as provided herein. For purposes of this Agreement, the "Market Value" of a share of Common Stock shall be the average high and low sales prices of the Common Stock on the Nasdaq National Market on the last trading day in the relevant Penalty Period.

8.4 Obligations of the Purchasers and Other Investors In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

(c) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as otherwise in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution. Each Investor agrees (i) to notify the Company in the event that such Investor enters into any material agreement with a broker or dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (ii) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction.

(d) Each Investor acknowledges that during the times specified in Section 8.2(e) or 8.2(f) the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus in accordance with Section 8.2(e) or 8.2(f) hereof during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of the Prospectus and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor an amended or supplemented Prospectus.

(e) In connection with any sale of Registrable Securities that is made by an Investor pursuant to the Registration Statement (i) if such sale is made through a broker or brokers, such Investor shall instruct its broker or brokers to deliver the Prospectus to the purchaser or purchasers in connection with such sale, and shall supply copies of such Prospectus to such broker or brokers; (ii) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (iii) if such sale is made by any means other than those described in the immediately preceding clauses (i) and (ii), such Investor shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

(f) Each Investor agrees to notify the Company promptly after the event of the completion of the sale by such Investor of all Registrable Securities to be sold by such Investor pursuant to the Registration Statement.

8.5. Rule 144 With a view to making available to the Investors the benefits of Rule 144, during the Registration Period the Company agrees to:

(a) promptly furnish to each Investor so long as such Investor owns Registrable Securities, such information as may be necessary to permit the Investors to sell Registrable Securities pursuant to Rule 144 without registration; and

(b) if at any time the Company is not required to file reports with the SEC under Sections 13 or 15(d) of the 1934 Act, use its best efforts to, upon the request of an Investor, make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

9 INDEMNIFICATION AND CONTRIBUTION

9.1 Indemnification

(a) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation (other than an event described in clause (e) of the definition of "Violation"). The Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.1(a) shall not apply to: (i) a Claim arising out of or based upon a Violation that occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such Prospectus was timely made available by the Company pursuant to Section 8.2(c) hereof and (ii) an Indemnified Person with respect to a Claim that arises solely from the failure of such Indemnified Person to comply in any material respect with Section 8.4(d) or 8.4(e) hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

(b) In connection with the Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9.1(a) hereof, each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or (ii) by reason of any event described in clause (e) of the definition of "Violation"; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9.1(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
      Section 9.1(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9.1 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9.1, deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons hereunder and one separate counsel in each jurisdiction in which a claim is pending or threatened. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
      Section 9.1, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

9.2 Contribution To the extent any indemnification by an indemnifying party as set forth in Section 9.1 above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section
9.1 above to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9.1 above, (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

9.3 Other Rights The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

10 MISCELLANEOUS

10.1 Governing Law THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES.

10.2 Headings The headings and captions used in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.3 Severability If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

10.4 Notices Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five
(5) days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone and facsimile transmission numbers) as a party shall have provided by notice to the other parties in accordance with this provision. In the case of any notice to the Company, such notice should be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Dr. Una S. Ryan, Ph.D.

(telephone and facsimile transmission numbers: 001-781-433-3101, 001-781-433-3191), and a copy shall also be given to: Goodwin, Proctor & Hoar LLP, Attention: Stuart Cable, P.C., (telephone and facsimile transmission numbers: 001-617-570-1322, 001-617-523-1231), and in the case of any notice to the Purchasers, a copy shall be given to: Nomura International plc, Attention:
Legal Department (telephone and facsimile transmission numbers: 44-207-521-2000, 44-207-521-3655 Attention: Denise Pollard-Knight/Mark Horncastle), in each case with a copy to: Weil, Gotshal & Manges at One South Place, London EC2M 2WG,
Attention: Douglas Warner Esq. (telephone and facsimile transmission numbers:
44-207-903-1000, 44-207-9030990).

10.5 Counterparts This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

10.6 Entire Agreement; Benefit This Agreement together with the Annexes and Disclosure Schedule constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein and therein. This Agreement, including the Annexes hereto and Disclosure Schedule supersede all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Purchasers and their respective successors and permitted assigns.

10.7 Waiver Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

10.8 Amendment No amendment, modification, waiver, discharge or termination of any provision of this Agreement or consent to any departure by the Purchasers or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

10.9 Further Assurances Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

10.10 Assignment of Certain Rights and Obligations The rights and obligations of an Investor under this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities who is a Permitted Transferee only if: (i) such Investor agrees in writing with such transferee to assign such rights and obligations and such transferee agrees to assume them, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer, furnished with notice of (1) the name and address of such transferee and (2) the securities with respect to which such rights and obligations are being transferred; (iii) immediately following such transfer or assignment the further disposition of Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company received the notice contemplated by clause (ii) of this sentence the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (v) immediately after such transfer such transferee holds at least 50,000 shares of Common Stock. Upon any such transfer, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were the Purchasers. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such transfer take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that the Registration Statement and related Prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so transferred.

10.11 Expenses Each of the Company and the Purchasers shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby; provided that the Company shall reimburse the Purchasers for legal fees and expenses plus any applicable value added tax as previously agreed between the Company and Nomura International plc. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers' and accountants' fees and the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the Purchasers in an amount not to exceed $15,000, plus any applicable value added tax, but excluding (i) fees and expenses of investment bankers retained by any Investor, (ii) brokerage commissions incurred by any Investor and (iii) fees and disbursements of other counsel for the Investors. The Company shall pay on demand all reasonable expenses incurred by the Purchasers, including reasonable attorneys' fees and expenses, as a consequence of or in connection with, (1) any default or breach of any of the Company's obligations set forth in this Agreement and (2) the enforcement or restructuring of any right of, including the collection of any payments due the Purchasers under, this Agreement, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Purchasers.

10.12 Termination The Purchasers shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

(a)   any condition to the Purchasers' obligations hereunder is not fulfilled;
      or

(b) the closing shall not have occurred on a Closing Date on or before September 21, 1999, other than solely by reason of a breach of this Agreement by the Purchasers.

Any such termination shall be effective upon the giving of notice thereof by the Purchasers. Upon such termination, the Purchasers shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

10.13 Survival The respective representations, warranties, covenants and agreements of the Company and the Purchasers contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder and delivery of and payment for the Shares, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any Person controlling or acting on behalf of the Purchasers or by the Company or any Person controlling or acting on behalf of the Company.

10.14 Public Statements, Press Releases, etc. The Company and the Purchasers shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1933 Act and the rules and regulations promulgated thereunder (although the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

10.15 Construction The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.16 No Culpability Each of the Purchasers (other than Nomura International plc) (the "Other Purchasers") represent and warrant to Nomura and the Nomura Affiliates on their own behalf and on behalf of any beneficial owner which they may represent as follows:

(a) that they have sufficient knowledge and experience and have taken such professional advice as they think necessary to make their own evaluation of the merits and risks involved in making the investment envisaged by this Agreement;

(b) that they have been, and will at all times continue to be, solely responsible for making their own independent appraisal of and investigation into the business, financial condition, prospects, creditworthiness, status and affairs of the Company;

(c) that they are sophisticated investors capable of bearing the economic risk of losing their entire investment in the Company;

(d) that they understand that Nomura is at all times, and will at all times be, acting on their own behalf and not on behalf of the Other Purchasers or any of them;

(e) they have not relied, and will not at any time rely, on Nomura or any of its subsidiaries or any parent of any subsidiaries or any parent company to provide them with any information relating to, or to keep under review on their behalf, any business, financial conditions, prospects, creditworthiness or status of affairs of the Company or conducting any investigation or due diligence into the Company; and

(f) that they understand that they are not clients of Nomura and will not receive the protections that such clients are afforded.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the date first set forth above.


                                         AVANT IMMUNOTHERAPEUTICS, INC.


                                         By:
                                             -------------------------------
                                             Name: Una S. Ryan
                                             Title: President and CEO


                                         NOMURA INTERNATIONAL PLC
                                         Nomura House
                                         1 St. Martin's-le-Grand
                                         London EC1A 4NP
                                         UK


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         PICTET & CIE.
                                         29, blvd. Georges-Favon
                                         Geneva
                                         CH-121
                                         Switzerland


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         KLEINWORT BENSON GLOBAL PRIVATE
                                         EQUITY
                                         PO Box 18075
                                         River Bank House
                                         2 Swan Lane
                                         London EC4R 3UX
                                         UK


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         REABOURNE, LTD.
                                         Alderman's House
                                         Alderman's Walk
                                         London

                                         By:
                                             -------------------------------
                                             Name:
                                             Title:

                                         LOMARD ODIER
                                         11 Rue de la Corraterie
                                         Geneva
                                         CH-1204
                                         Switzerland


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         INTERNATIONAL BIOMEDICINE
                                         Aeschen Platz 7
                                         PO Box 136
                                         Basel
                                         CH-4010
                                         Switzerland


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         APOLLO MEDICAL PARTNERS
                                         68 Jane Street, Suite 2E
                                         New York
                                         New York
                                         USA


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         CURRAN CAPITAL
                                         237 Park Avenue
                                         New York
                                         New York 10017
                                         USA


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:

                                         CATALYST PARTNERS
                                         900 Third Avenue, 27th Floor
                                         New York
                                         New York 10022
                                         USA


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         DR BRANDON FADD
                                         68 Jane Street, Suite 2E
                                         New York
                                         New York
                                         USA


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:


                                         PETER SEARS
                                         8 Paul Road
                                         St. David
                                         PA 19087
                                         USA


                                         By:
                                             -------------------------------
                                             Name:
                                             Title: